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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2002

PawnMart, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-13919 (Commission File Number)	75-2520896 (I.R.S. Employer Identification No.)
2175 Old Concord Road SE, Suite 200, Smyrna, Georgia 30080 (Address of principal executive offices)
(678) 305-7211 (Registrant's telephone number)

ITEM 5. OTHER EVENTS.

On November 15, 2002, Mr. Carroll Dawson was elected to the Board of Directors of the Registrant. Mr. Dawson is President of AB-CO Markets, Inc., a Blockbuster Video franchisee; general partner of Dawson Properties, Ltd., which owns real estate and securities investments; and a director of the Bank of Weatherford in Weatherford, Texas.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 25, 2002	PAWNMART, INC.
	By:	/s/ ROBERT W. SCHLEIZER
	Name:	Robert W. Schleizer
	Title:	Chief Financial Officer

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  ITEM 5. OTHER EVENTS.
SIGNATURES